Exhibit 99.2

For further information contact: Dr Paul D’Sylva CEO Commonwealth Biotechnologies, Inc. 858 550 0959 ext. 106

Exelgen, Ltd, a Subsidiary of Commonwealth Biotechnologies,

Inc., Announces Two New Major Drug Discovery Collaborations

One Deal Could Potentially Generate in Excess of $25 Million in Research,

Milestone and Royalty Payments

RICHMOND, VA, BUDE, UK (April 2, 2008). Exelgen, Ltd, a wholly owned subsidiary of Commonwealth Biotechnologies, Inc. (CBI) (NASDAQ Capital Market: CBTE) and a leading provider of drug discovery chemistry services and small molecule products, announced today that it has entered into two new drug discovery collaborations: one with a leading US pharmaceutical company and one with a major European pharmaceutical company. Given the proprietary nature of the collaborations both partners declined to be named.

“With our new European partner, we have entered into a broad-based collaboration to discover and develop novel small-molecule therapeutics for use in the fields of CNS; Alzheimer’s disease, neuro-inflammation and type-2 diabetes,” said Mark Warne, Managing Director at Exelgen. “Under the terms of the agreement, based on compounds discovered by Exelgen, our partner will receive an option to license the compounds and collaborate in specific programs. With the signing of the agreement, our partner will make an initial up-front cash payment to Exelgen for exclusivity on certain program assets and have the option to continue development of the assets in collaboration with Exelgen.” If this collaboration proves successful and a drug candidate is identified, Exelgen would receive ongoing support through additional research funding and, more importantly, will be eligible to receive success-based milestones of up to $25 million and additional royalties on any product sales.

Speaking about the collaboration with the leading US pharmaceutical company, Mark Hober, Vice President of Business Development and Marketing for CBI, indicated that, “This collaboration draws on Exelgen’s proven track record in computational design and library synthesis and is expected to generate revenues of up to $900,000 over the coming months. This contract follows on the heels of several other successful projects with this client.”

Paul D’Sylva, CEO of CBI summarized these two wins by saying “These collaborations capitalize on Exelgen’s drug discovery capabilities and underscores the value of our drug discovery platform and therapeutic area expertise. We are delighted to join forces with with these two partners to discover novel drug candidates that will help to address unmet medical needs.”

About Commonwealth Biotechnologies, Inc.

CBI offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates four distinct business units: (1) CBI Services, a discovery phase contract research organization; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty, Ltd, Melbourne, Australia, a peptide and discovery chemistry business; and (4) Exelgen Ltd (formerly,Tripos Discovery Research, Ltd), Bude, UK, a medicinal and synthetic discovery chemistry business. Collectively, CBI companies employ over 110 staff in world-class laboratories. For more information, visit CBI on the web at www.cbi-biotech.com.

About Exelgen Limited

Exelgen Ltd, formerly Tripos Discovery Research Ltd, is a leading knowledge driven, drug discovery services business that provides pharmaceutical and biotechnology companies with novel approaches to drug discovery. Applying proprietary computational design and therapeutic medicinal chemistry tools and expertise, Exelgen is able to reduce drug discovery timelines by up to 30%. Since 1997, Exelgen has been offering compound libraries under the LeadQuest® brand, screening libraries under the LeadScreen® brand and custom de novo compound libraries under the LeadSelect® brand. Further information about Exelgen and its capabilities for high quality compound library production can be found at www.exelgen.com

Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding CBI’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include, but are not limited to, express or implied statements regarding future revenues and/or profits generated by CBI from these collaborations. Specifically, CBI cannot guarantee that it will generate revenues or profits from the collaborations. Further there can be no guarantee that CBI will reach any of the milestones referenced herein. All forward-looking statements included in this press release are based upon information available to CBI as of the date hereof. CBI assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to CBI’s business are set forth in CBI’s Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007, and CBI’s Form 10-QSBs and other reports filed from time to time with the Securities and Exchange Commission.